UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

Forterus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Olive Avenue
Suite 263
Huntington Beach, California 92648

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (951) 837-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

On March 6, 2009, the Company’s auditors, McKennon, Wilson and Morgan, LLP, resigned.  The Company’s shareholders approved a plan for the company to move to the OTC (“Pink Sheets”), as stated below in Item 8.01, as such the auditors decided to terminate their relationship with the company.  The decision to terminate the relationship between the Company and McKennon, Wilson and Morgan was approved by the Board of Directors.

The accountant’s report on the financial statements for either of the Company’s two most recent fiscal years or any subsequent interim period, up to the date of dismissal, did not contain an adverse opinion or a disclaimer of opinion.  In this connection,  the Company's footnotes indicated a going  concern  opinion  in its  quarterly  review  on the  Company's  financial statements  for the fiscal year  ended  December 31, 2008 filed with the Securities and Exchange on April 15, 2008.

During the two most recent fiscal years or any subsequent interim period, up to the date of dismissal, there were no disagreements with McKennon, Wilson and Morgan on any matter of accounting principles or practices, financials statement disclosure, or auditing scope or procedure.  The Company will file an additional 8-K to report the engagement of a new auditing firm.  The Company will amend this filing with a letter from the auditors as to whether they agree or disagree with the disclosures contain in this 8-K/A upon receipt of said letter.

The Company has requested McKennon, Wilson and Morgan, LLP to furnish it with a letter addressed to the Securities and Exchange  Commission stating whether it agrees with the  statements  made above by the Company.  A copy of the letter is attached as an exhibit herein.

Item 5.02

On March 2, 2009, Paul Howarth, Jerrod Menz, Wade Mezey and Jim Fent were elected by the Shareholders at the Annual Shareholder meeting to serve on the Board of Directors.

Item 5.03

On March 2, 2009, the Shareholders approved to amend the Company’s By-laws to include the following language:

“Each member of the Board of Directors shall have obtained a bachelors degree from a college or university that is accredited by a company or institution recognized by the U.S. Secretary of Education for accrediting activities”

Item 8.01

(1) On March 2, 2009, the Shareholders approved the proposal for the Company to cease to be a reporting company and fall from the OTC BB to the OTC.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 1, 2009	Forterus, Inc.
By: /s/ Paul Howarth By:/s/ Jerrod Menz By:/s/ Wade Mezey